Exhibit 99.1

Solaris Energy Infrastructure Acquires Omega, Adding Specialized EPC Capabilities to Its Power Infrastructure Offering

HOUSTON, Texas, September 2, 2026 - (BUSINESS WIRE) - Solaris Energy Infrastructure, Inc. (NYSE:SEI) (“Solaris” or the “Company”), today announced the acquisition of Omega Foundation Services (“Omega”), a leader in the specialized engineering, procurement and construction (“EPC”) industry with significant expertise in heavy civil construction across multiple end markets, including large-scale data centers.

Transaction Strategy and Highlights

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Expands Turnkey Execution Capabilities. Adds to the Company’s full-cycle power solutions, which now include early-stage site services, front-end plant installation & commissioning services and electrical substation development.

•	Addresses Key Industry Bottleneck. Brings in-house a large team of skilled professionals with decades of specialized EPC experience across a wide range of applications and industries.

•	Provides New Customers in Growth Markets. Delivers numerous attractive growth opportunities in the data center, LNG, industrial and government sectors.

•	Improves Cost and Schedule Certainty. Increases Solaris’ control and scope of complex power project construction for both the Company and its customers.

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Enhances Financial Profile. Expected to be immediately accretive to earnings and free cash flow per share. Funded through approximately $101 million of net cash consideration, $28 million debt and lease assumption, and issuance of approximately 3.6 million Class A Solaris shares.

Co-CEO Commentary

“Omega adds another key piece of the power value chain, expanding our execution capabilities and opening new revenue opportunities across a range of third-party projects,” said Bill Zartler, Chairman and Co-Chief Executive Officer, and Amanda Brock, Co-Chief Executive Officer. “We’ve worked alongside the Omega team for two years in multiple locations and have great confidence in their ability to execute. We’re thrilled to welcome the Omega team to Solaris and see substantial room for growth in the combined company.”

“In addition to the Omega transaction, we have significant near-term opportunities for long-term contracted power growth with new and existing customers as their power needs intensify. We’re working closely with these customers to meet their demand and look forward to announcing several further business expansions in the coming months.”

About Solaris Energy Infrastructure, Inc.

Solaris Energy Infrastructure, Inc. (NYSE:SEI) delivers comprehensive power infrastructure solutions including generation, distribution, installation and commissioning, aftermarket support, and operations and maintenance. Headquartered in Houston, Texas, the Company serves multiple U.S. end markets, including data centers, energy, and other commercial and industrial sectors. Additional information is available on our website, solaris-energy.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, statements regarding the benefits of the transaction with Omega and our future financial performance following the transaction, our ability to successfully integrate Omega and to realize the anticipated synergies, capabilities and operational benefits of the acquisition, our expansion into new end markets and customer segments, anticipated customer demand and trends in global power infrastructure investment, current and potential future long-term contracts, and our future business strategy, profitability, financial performance and results of operations. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to, risks relating to the integration of Omega, the realization of anticipated benefits, synergies and accretion of the acquisition, the retention of key personnel and customers, unanticipated costs or liabilities, risks associated with international operations, and the other factors discussed or referenced in our filings made from time to time with the U.S. Securities and Exchange Commission (the “SEC”), including the risks discussed in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 27, 2026, Part II, Item 1A “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 1, 2026 and Part II, Item 1A “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 filed with the SEC on August 6, 2026. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

Yvonne Fletcher

Senior Vice President, Finance and Investor Relations

(281) 501-3070

IR@solaris-energy.com